SECTION 1350 CERTIFICATION
Linde plc and Subsidiaries

EXHIBIT 32.01
Pursuant to 18 U.S.C. § 1350, the undersigned officer of Linde plc (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 30, 2017	By: /s/ Christopher Cossins

Christopher Cossins
Principal Executive Officer, Principal Finance Officer, and
Principal Accounting Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.
A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.